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                         Exhibit Index
                         -------------

Exhibit         Description                      Page
-------         -----------                      ----

  B-1           Term Sheet                       Filed herewith


  B-2           Draft Credit Agreement           To be filed
                                                 by amendment

  C             Arrangement and Syndication      Confidential
                Fee                              Treatment
                                                 requested

  F             Opinion of Counsel               To be filed
                                                 by amendment

  H             Proposed Form of Notice          Filed herewith



Financial
Statement No.   Description                      Page
-------------   -----------                      ----

   1A           Balance Sheet of NEES as         Filed herewith
                of June 30, 1997,
                on an actual basis

   1B           Balance Sheet of NEES and        Filed herewith
                Subsidiaries Consolidated,
                as of June 30, 1997, on an
                actual basis

   2A           Statement of Income and          Filed herewith
                Retained Earnings of NEES
                for the twelve months
                ended June 30, 1997

   2B           Statement of Income and          Filed herewith
                Retained Earnings of NEES
                and Subsidiaries
                Consolidated for the twelve
                months ended June 30, 1997

   3            Pro Forma of NEES Capital        Filed herewith
                Structure

  27            Financial Data Schedules for     Filed herewith
                NEES and for NEES and
                Subsidiaries